Exhibit 3.96

                           ARTICLES OF INCORPORATION

                                       OF

                        SENTINEL MEDICAL SERVICES, INC.


                           ARTICLE I.  CORPORATE NAME

     The name of this corporation is: SENTINEL MEDICAL SERVICES, INC.. The principal office address and registered office address of the corporation shall be:

710 Yorktown Dr.
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Leesburg, Fl. 34748
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                   ARTICLE II.  NATURE OF BUSINESS AND POWERS

     The general nature of the business to be transacted by this Corporation is to engage in the business of contracting medical services to hospitals and other health care organizations and to perform any and all other business permitted under the laws of the State of Florida.


                          ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 1,000 shares of common stock having a par value of $1.00 per share.


                         ARTICLE IV.  TERM OF EXISTENCE

     This Corporation shall commence upon the signing of these articles.


           ARTICLE V.  REGISTERED AGENT AND INITIAL REGISTERED OFFICE

     The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:


                               EDWARD M. SCHLEIN
                               710 Yorktown Drive
                               Leesburg, FL 34748

     The Board of Directors from time to time may move the Registered Office to any other address in the State of Florida.


                        ARTICLE VI.  BOARD OF DIRECTORS

     This Corporation shall have one (1) director initially. The number of directors may be increased or diminished from time to time by Bylaws adopted by the stockholders, but shall never be less than one.

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                         ARTICLE VII. INITIAL DIRECTORS

     The name of the initial director of this Corporation and his street address is:

               EDWARD M. SCHLEIN
               710 Yorktown Dr.
               Leesburg, FL 34748

     The person named as initial director shall hold office for the first year of existence of this Corporation or until his successor(s) (is) (are) elected or appointed and (has) (have) qualified, whichever occurs first.

                           ARTICLE VIII. INCORPORATOR

     The name and street address of the person signing those Articles of Incorporation as the Incorporator is:

               EDWARD M. SCHLEIN
               710 Yorktown Drive
               Leesburg, FL 34748

                             ARTICLE IX. AMENDMENT

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders and approved at a stockholders' meeting by at least a majority of the stock entitled to vote, unless all of the directors and all of the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

     IN WITNESS WHEREOF, the undersigned, as Incorporator, has executed the foregoing Articles of Incorporation on the 2nd day of September, 1994.

                                       /s/ Edward M. Schlein
                                       ----------------------------------
                                       Incorporator, EDWARD M. SCHLEIN

STATE OF FLORIDA
COUNTY OF LAKE

     BEFORE ME, a Notary Public, personally appeared EDWARD M. SCHLEIN, to me known to be the person described as Incorporator and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to these Articles of Incorporation on the 2nd day of September, 1994.

                                       /s/ Mary L. Rood
                                       ----------------------------------
                                       Notary Public, State of Florida
                                       at Large

My Commission Expires:                  [SEAL]
                                                  Mary L. Rood
                                        Notary Public, State of Florida
                                            Commission No. CC 380943
                                         My Commission Expires 06/06/98

                              1-800-3-NOTARY - Fla. Notary Service & Bonding Co.

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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

FIRST - THAT SENTINEL MEDICAL SERVICES, INC., DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT 710 YORKTOWN DRIVE, CITY OF LEESBURG, STATE OF FLORIDA, HAS NAMED EDWARD M. SCHLEIN LOCATED AT 710 YORKTOWN DRIVE, LEESBURG, FL 34738 AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.


SIGNATURE: /s/ Edward M. Schlein
           ----------------------
           EDWARD M. SCHLEIN


TITLE: PRESIDENT

DATE: 9/2/94

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISION OF ALL STATUTES RELATIVE AND PROPER TO COMPLETE PERFORMANCE OF MY DUTIES

SIGNATURE: /s/ Edward M. Schlein
          ---------------------------------
          EDWARD M. SCHLEIN, Resident Agent

DATE:     9/2/94
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